UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Earliest Event Reported): October 31, 2008

ProElite, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	000-31573	22-3161866
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12121 Wilshire Boulevard, Suite 1001 Los Angeles, California		90025
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(310) 526-8700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04 (a) Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The Company received a Notice of Public Sale of Collateral dated October 31, 2008 from Showtime Networks (“Showtime”) pursuant to its security interest in the Company’s assets. In the notice, Showtime stated its intention to sell the Company’s assets to the highest qualified bidder on November 17, 2008 at 10:30 a.m. Pacific Time at the office of Hughes Hubbard & Reed LLP, 350 South Grand Avenue, Los Angeles, CA 90071. The notice is attached hereto as Exhibit 2.9.

The Company plans to take all appropriate measures to prevent the sale from occurring. Such measures may include raising additional financing, filing a lawsuit enjoining the sale, filing a bankruptcy petition or negotiating a settlement with Showtime. There can be no assurances that the Company will be successful in any of these actions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PROELITE, INC.

Date: November 6, 2008	By:	/s/ CHARLES CHAMPION
Charles Champion, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.9	Notice of Public Sale of Collateral dated October 31, 2008 from Showtime Networks.